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Sibanye Stillwater

Sibanye Gold Limited, trading as Sibanye-Stillwater
(Incorporated in the Republic of South Africa)
(Registration number: 2002/031431/06)
JSE share code: SGL
ISIN: ZAE000173951
("**SGL**", the "**Company**" or the "**Group**")

FORM OF SURRENDER AND TRANSFER

FOR USE BY CERTIFICATED SGL SHAREHOLDERS ONLY IN TERMS OF THE SCHEME

INSTRUCTIONS:

DEMATERIALISED SGL SHAREHOLDERS MUST *NOT* COMPLETE THIS FORM OF SURRENDER AND TRANSFER.

1. This form is only for use in respect of the Scheme of Arrangement in terms of section 114 of the Companies Act, proposed by SGL between SGL and the SGL Shareholders, to which Sibanye-Stillwater is a party (the "**Scheme**").
2. Full details of the Scheme are contained in the Circular to SGL Shareholders, dated 5 December 2019, to which Circular this form is attached and forms part. Accordingly, all definitions and terms used in this form shall, unless the context otherwise requires, have the corresponding meaning and interpretation attributed in such Circular.
3. This form is attached for the convenience of Certificated SGL Shareholders who may wish to surrender their Documents of Title prior to or post the date of the Scheme Meeting to be held at 09:00 on Thursday, 23 January 2020.
4. The Form of Surrender and Transfer is for use only by Certificated SGL Shareholders recorded in the Register on the Scheme Record Date.
5. A separate Form of Surrender and Transfer is required for each Certificated SGL Shareholder.
6. Part A must be completed by all Certificated SGL Shareholders who return this form.
7. Part B must be completed by all Certificated SGL Shareholders who are emigrants from the Common Monetary Area.
8. If this Form of Surrender and Transfer is submitted together with the relevant Document(s) of Title of the Certificated SGL Shares prior to the Implementation Date, it will be treated as a conditional surrender which is made subject to the Scheme becoming unconditional, details of which are set out in the Circular to which this form is attached and forms part of. In the event of the Scheme not becoming unconditional and is not implemented for any reason whatsoever, the Transfer Secretaries shall, by not later than 5 (five) Business Days of either the date upon which it becomes known that the Scheme will not be implemented or on receipt by the Transfer Secretaries of the required Documents of Title, whichever is the later, return the Documents of Title to the Certificated SGL Shareholders concerned, by registered post, at the risk of such Certificated SGL Shareholders.
9. Persons who have acquired Certificated SGL Shares after the date of the issue of the Circular to which this Form of Surrender and Transfer is attached can obtain copies of the Form of Surrender and Transfer and the Circular from the Company's website (www.sibanyestillwater.com).
10. If a Scheme Participant fails to surrender its Documents of Title by not completing and returning the Form of Surrender and Transfer as aforesaid, or, if in the Form of Surrender and Transfer, the Scheme Participant fails to provide any account details, or provides incorrect account details, of that Scheme Participant's CSDP or Broker, into which that Scheme Participant's Scheme Consideration will be transferred in Dematerialised form, that Scheme Participant's Scheme Consideration will be transferred to an account in the name of Computershare Nominees, who will hold such Sibanye-Stillwater Shares as the registered holder thereof, for and on that Scheme Participant's behalf, and that Scheme Participant will become an Issuer Nominee Dematerialised Sibanye-Stillwater Shareholder.

To: Computershare Investor Services Proprietary Limited
(Registration number 2004/003647/07)
Rosebank Towers, 15 Biermann Avenue,
Rosebank, Johannesburg, 2196, South Africa

To: Link Asset Services
(Registration number 05505964)
The Registry, 34 Beckenham Road,
Beckenham, Kent, BR3 4TU, United Kingdom

or sent by prepaid (registered) mail to: (PO Box 61763, Marshalltown, 2107)

Dear Sirs PART A: TO BE COMPLETED BY ALL SCHEME PARTICIPANTS HOLDING CERTIFICATED SGL SHARES WHO ARE RECORDED IN THE REGISTER ON THE SCHEME RECORD DATE AND WHO RETURN THIS FORM. I/We hereby surrender the SGL Share certificate(s) and/or other Documents of Title attached hereto, representing SGL Shares, registered in the name of the person mentioned below and authorise the Transfer Secretaries, conditional upon the Scheme becoming unconditional Sibanye-Stillwater’s name: and implemented, to register the transfer of these SGL Shares into Surname or Name of corporate body: First name(s) in full Title (Mr, Mrs, Miss, Ms, etc.) Cell phone number Email address Address Postal code Do you elect to receive direct electronic shareholder communication? Yes You are encouraged to make the election to receive direct electronic shareholder communication, as this will enable the Company to directly send you relevant information regarding your shareholding. Note: Signature of SGL Shareholders Name and address of agent lodging this form (if any) Assisted by me (if applicable) (State full name and capacity) Date Telephone number (Home) () Telephone number (Work) () Name of Shareholder Certificate number(s) Number of shares by each certificate(s) enclosed Total